Exhibit 99.1

Energy XXI Reports Record Fiscal Second-Quarter Results and Provides Operations Update

•	Development drilling program delivers early successes
•	Oil represents 72% of production
•	Beat of estimates driven by increased oil production and prices
•	EBITDA of $226 million sets 4th consecutive quarterly record
•	Free cash flow cuts net debt, builds cash balance

HOUSTON – Feb., 1, 2012 – Energy XXI (NASDAQ: EXXI) (AIM: EXXI) today announced results for the fiscal second-quarter ended Dec. 31, 2011, and provided an operational update.
For the 2012 fiscal second quarter, Energy XXI reported earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) of $225.6 million, more than double the prior-year’s fiscal second-quarter EBITDA of $97.8 million.  Net income attributable to common shareholders for the 2012 fiscal second quarter was $93.4 million, or $1.11 per diluted share, on revenues of $340.6 million and production of 42,700 barrels of oil equivalent per day (BOE/d).
“Success in developing our asset base delivered record results for the fourth straight quarter and positioned us to continue achieving strong results in today’s environment,” Energy XXI Chairman and CEO John Schiller said.  “Production from the properties acquired in December 2010 increased more than 20 percent during the first year, primarily from oil-focused activities. Oil represented 72 percent of our production in the fiscal second quarter, up from 70 percent in the prior-year period, while realized oil prices rose 41 percent to $110 per barrel. As a result, 93 percent of our revenues for the quarter were derived from oil. This combination generated significant free cash flow that helped us reduce our net debt-to-capitalization ratio to 44 percent from 58 percent a year earlier.”

Exploration and Development Activity

At Main Pass 72 (100% WI/83.3% NRI), the Onyx well continues to deliver in excess of 2,200 barrels of oil per day gross as it has since coming online in June 2011.  At Grand Isle 16/18 (100% WI/ 87% NRI), multiple recompletions and one development well are delivering gross production rates totaling 5,300 BOE/d.  The Sunny development well was drilled to 8,579 feet total vertical depth (TVD) targeting updip C-2 sands.  The well encountered 225 feet of net pay in the B and C sands and was dual-completed.  Gross production from the B-4 and C-4 sands is currently averaging 1,400 BOE/d, while the primary target, the C-2 sand was gravel packed and is available to produce through a future wireline zone change.  The Winters development well was drilled to 16,500 feet TVD, encountering 166 feet gross and 83 feet net of natural gas pay in the K-2 sand. The well is expected to be on production within three weeks at a rate in excess of 20 million cubic feet per day.  The company plans to drill two additional development wells, Costello and Pi, later this fiscal year.

In the West Delta 73 field (100% WI/ 87% NRI), Magnum, the first of a four-well development drilling program, was drilled to 8,500 feet TVD, encountering 60 feet of net oil pay in three Pliocene F sands and first production is expected in March.  Following Magnum is the Miller development well, a proved undeveloped location targeting F sands in a sparsely drilled area on the west side of the field with a planned total depth of 8,500 feet TVD.
At South Timbalier 54 (100% WI/ 87% NRI), drilling has commenced on Camshaft, the first of two planned development wells, targeting four separate G sands with a planned total depth of 12,000 feet TVD.  Plans are to dual complete this well to optimize oil production.
Within the shallow-water, ultra-deep Gulf of Mexico shelf program, the McMoRan-operated partnership is approaching several important milestones.
Completion activities at the Davy Jones No. 1 discovery well at South Marsh Island Block 230 are in an advanced stage. The wellbore has been cleaned out to total depth and drilling mud has been displaced with completion fluid.  Current expectations are to perforate and flow the well during the March quarter.  Installation of the central processing facility, production platform and sales pipelines has been completed.  First production from the well could be established shortly after a successful flow test. The company’s investment in the Davy Jones discovery well (15.8% WI/12.3% NRI) as of Dec. 31, 2011, totaled about $45 million.  McMoRan holds a 63.4 percent working interest in Davy Jones.
The Blackbeard East ultra-deep exploration by-pass well has been drilled to 33,318 feet TVD and the section below 30,800 feet TVD was recently logged, identifying potential hydrocarbons in the Sparta carbonate section.  The Sparta interval measures 300 feet thick and appears to be a hydrocarbon-bearing fractured carbonate.  A production liner will be set to total depth and the well will be temporarily abandoned while development options are evaluated.  Blackbeard East is located in 80 feet of water on South Timbalier Block 144.  The company’s investment in Blackbeard East (18% WI/14.35% NRI) as of Dec. 31, 2011 was about $42 million. McMoRan holds a 72.0 percent working interest in the well.

            The Lafitte exploration well (18% WI/14.6% NRI), located on Eugene Island Block 223 in 140 feet of water, is drilling below 33,000 feet TVD towards a proposed total depth of 34,000 feet TVD, targeting Lower Miocene, Oligocene and potentially Wilcox sections below the salt weld.  In January 2012, wireline logs indicated 40 feet of possible hydrocarbon-bearing Frio sands between 31,300 feet and 31,700 feet TVD.  In November 2011, wireline logs indicated 56 net feet of hydrocarbon-bearing sand over a 58 foot gross interval in the Cris-R section of the Lower Miocene.  Recent pressure data and rotary sidewall cores obtained in the Cris-R sand are being evaluated.  The new Frio and Cris-R sand intervals, combined with the 115 feet of potential net Miocene pay previously announced, brings the total possible productive net sands to 211 feet in the Lafitte well.  Current plans are to drill ahead to 34,000 feet TVD targeting the Sparta section seen about 80 miles away at Blackbeard East. The company’s investment at Lafitte as of Dec. 31, 2011 was about $31 million.  McMoRan holds a 72.0 percent working interest in Lafitte.
The Blackbeard West #2 ultra-deep exploration well (22.9% WI/17.5% NRI) commenced drilling on Nov. 25, 2011 and is currently drilling below 15,450 feet TVD towards a proposed total depth of 26,000 feet TVD.  The well, located on Ship Shoal Block 188 within the Blackbeard West unit, is targeting Miocene aged sands seen below the salt weld approximately 13 miles east at Blackbeard East.  The company’s investment at Blackbeard West #2 totaled $3.3 million at Dec., 31, 2011.  McMoRan holds a 69.4 percent working interest in Ship Shoal Block 188.
In the partnership’s first project to take the ultra-deep concept onshore, operations commenced Dec. 31, 2011 at the Lineham Creek exploration prospect.  Lineham Creek is located in Cameron Parish, Louisiana and is targeting Eocene and Paleocene objectives below the salt weld, with a proposed total depth of 29,000 feet TVD.  Chevron U.S.A Inc., as operator of the well, holds a 50 percent working interest, Energy XXI has a 9 percent working interest, and McMoRan has a 36.0 percent working interest.

Capital Expenditures

During the 2012 fiscal second quarter, capital expenditures, including plug-and-abandonment costs, totaled $134.5 million, with $46.6 million in exploration and $87.9 million in development and other investments.  Total capital expenditures for fiscal 2012 ending June 30, 2012 are expected to be between $450 million and $500 million.

ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measure: EBITDA.  The company uses this non-GAAP measure as a key metric for the management of the company and to demonstrate the company’s ability to internally fund capital expenditures and service debt.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net Income as Reported	$97,089	$10,934	$163,420	$11,067

Interest expense-net	28,348	21,943	55,527	43,413
Depreciation, depletion and amortization	87,568	62,922	172,371	116,999
Income tax expense	12,549	2,011	21,122	2,030

EBITDA	$225,554	$97,810	$412,440	$173,509

EBITDA Per Share
Basic	$2.95	$1.49	$5.39	$2.98
Diluted	$2.59	$1.49	$4.73	$2.97

Weighted Average Number of Common Shares Outstanding
Basic	76,498	65,479	76,481	58,241
Diluted	87,227	65,670	87,138	58,500

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)
	December 31,	June 30,
	2011	2011
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$79,396	$28,407
Restricted cash	1,028	—
Accounts receivable
Oil and natural gas sales	141,314	126,194
Joint interest billings	2,814	4,526
Insurance and other	3,661	2,533
Prepaid expenses and other current assets	52,817	47,751
Derivative financial instruments	5,592	22
Total Current Assets	286,622	209,433
Property and Equipment
Oil and natural gas properties - full cost method of accounting, including $516.6 million and $467.3 million of unevaluated properties at December 31, 2011 and June 30, 2011, respectively	2,608,737	2,545,336
Other property and equipment	9,025	8,201
Total Property and Equipment	2,617,762	2,553,537
Other Assets
Derivative financial instruments	9,963	—
Deferred income taxes	—	2,411
Debt issuance costs, net of accumulated amortization	30,635	33,479
Total Other Assets	40,598	35,890
Total Assets	$2,944,982	$2,798,860
LIABILITIES
Current Liabilities
Accounts payable	$150,596	$163,741
Accrued liabilities	95,419	111,157
Notes payable	9,196	19,853
Asset retirement obligations	25,379	19,624
Derivative financial instruments	25,352	50,259
Current maturities of long-term debt	2,555	4,054
Total Current Liabilities	308,497	368,688
Long-term debt, less current maturities	1,029,009	1,109,333
Deferred income taxes	68,722	—
Asset retirement obligations	316,698	303,618
Derivative financial instruments	951	70,524
Other liabilities	6,234	—
Total Liabilities	1,730,111	1,852,163
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.001 par value, 7,500,000 shares authorized:
7.25 % Convertible perpetual preferred stock, 8,000 shares issued and outstanding at December 31, 2011 and June 30, 2011, respectively	—	—
5.625% Convertible perpetual preferred stock, 1,050,000 shares issued and outstanding at December 31, 2011 and June 30, 2011, respectively	1	1
Common stock, $0.005 par value, 200,000,000 shares authorized and 76,790,281 and 76,203,574 shares issued and 75,533,928 and 76,202,921 shares outstanding at December 31, 2011 and June 30, 2011, respectively	384	381
Additional paid-in capital	1,499,528	1,479,959
Accumulated deficit	(309,152)	(465,160)
Accumulated other comprehensive income (loss), net of income taxes	24,110	(68,484)
Total Stockholders’ Equity	1,214,871	946,697

Total Liabilities and Stockholders’ Equity	$2,944,982	$2,798,860

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except per share information)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010

Revenues
Oil sales	$309,347	$146,539	$556,264	$262,369
Natural gas sales	31,231	27,414	69,197	55,584
Total Revenues	340,578	173,953	625,461	317,953

Costs and Expenses
Lease operating	74,134	44,446	145,167	88,599
Production taxes	1,174	716	3,348	1,410
Gathering and transportation	3,395	801	9,548	822
Depreciation, depletion and amortization	87,568	62,922	172,371	116,999
Accretion of asset retirement obligations	9,803	6,348	19,491	12,322
General and administrative	22,147	15,786	41,468	34,383
Loss (gain) on derivative financial instruments	4,371	(1,638)	(6,001)	(2,776)
Total Costs and Expenses	202,592	129,381	385,392	251,759

Operating Income	137,986	44,572	240,069	66,194

Other Income (Expense)
Bridge loan commitment fees	—	(4,500)	—	(4,500)
Loss on retirement of debt	—	(5,184)	—	(5,184)
Other income	15	151	24	161
Interest expense	(28,363)	(22,094)	(55,551)	(43,574)
Total Other Income (Expense)	(28,348)	(31,627)	(55,527)	(53,097)

Income Before Income Taxes	109,638	12,945	184,542	13,097

Income Tax Expense	12,549	2,011	21,122	2,030

Net Income	97,089	10,934	163,420	11,067
Induced Conversion of Preferred Stock	—	19,796	—	19,796
Preferred Stock Dividends	3,706	2,426	7,412	4,420
Net Income (Loss) Attributable to Common Stockholders	$93,383	$(11,288)	$156,008	$(13,149)

Net Income (Loss) Per Share Attributable to Common Stockholders
Basic	$1.22	$(0.17)	$2.04	$(0.23)
Diluted	$1.11	$(0.17)	$1.88	$(0.23)

Weighted Average Number of Common Shares Outstanding
Basic	76,498	65,479	76,481	58,241
Diluted	87,227	65,479	87,138	58,241

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Cash Flows From Operating Activities
Net income	$97,089	$10,934	$163,420	$11,067
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation, depletion and amortization	87,568	62,922	172,371	116,999
Deferred income tax expense	12,547	2,011	21,272	2,030
Change in derivative financial instruments
Proceeds from sale of derivative instruments	15,931	8,522	65,529	42,577
Other – net	(6,445)	(7,515)	(25,691)	(16,214)
Accretion of asset retirement obligations	9,803	6,348	19,491	12,322
Amortization of deferred gain on debt and debt discount and premium	—	(40,383)	—	(43,132)
Amortization and write-off of debt issuance costs	1,882	2,492	3,705	4,254
Stock-based compensation	1,189	391	10,114	2,180
Payment of interest in-kind	—	2,225	—	2,225
Changes in operating assets and liabilities
Accounts receivable	(30,275)	(48,371)	(17,581)	(39,971)
Prepaid expenses and other current assets	4,067	9,883	(5,066)	(2,278)
Settlement of asset retirement obligations	(1,407)	(29,311)	(1,994)	(34,618)
Accounts payable and accrued liabilities	(96)	19,354	(37,586)	20,012
Net Cash Provided by (Used in) Operating Activities	191,853	(498)	367,984	77,453
Cash Flows from Investing Activities
Acquisitions	(6,242)	(1,013,003)	(6,177)	(1,013,011)
Capital expenditures	(125,695)	(65,090)	(238,444)	(128,625)
Insurance payments received	5,692	—	6,472	—
Proceeds from the sale of properties	2,767	—	2,767	400
Other	(1,062)	115	(808)	83
Net Cash Used in Investing Activities	(124,540)	(1,077,978)	(236,190)	(1,141,153)
Cash Flows from Financing Activities
Proceeds from the issuance of common and preferred stock, net of offering costs	310	555,773	9,456	560,903
Conversion of preferred stock to common	—	(11,912)	—	(11,912)
Dividends to shareholders	(3,706)	(179)	(7,412)	(2,173)
Proceeds from long-term debt	285,854	1,113,000	522,324	1,160,000
Payments on long-term debt	(288,084)	(520,838)	(604,318)	(586,767)
Payments for debt issuance costs and other	(759)	(30,260)	(855)	(30,584)
Net Cash Provided by (Used in) Financing Activities	(6,385)	1,105,584	(80,805)	1,089,467

Net Increase in Cash and Cash Equivalents	60,928	27,108	50,989	25,767

Cash and Cash Equivalents, beginning of period	18,468	12,883	28,407	14,224

Cash and Cash Equivalents, end of period	$79,396	$39,991	$79,396	$39,991

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED OPERATIONAL INFORMATION (In thousands) (Unaudited)
	Quarter Ended
	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Operating Highlights
Operating revenues
Crude oil sales	$306,064	$249,767	$270,252	$233,081	$156,273
Natural gas sales	21,659	28,138	31,875	32,193	18,301
Hedge gain (loss)	12,855	6,978	(19,346)	(6,638)	(621)
Total revenues	340,578	284,883	282,781	258,636	173,953
Percent of operating revenues from crude oil
Prior to hedge gain (loss)	93%	90%	89%	88%	90%
Including hedge gain (loss)	91%	87%	85%	84%	84%
Operating expenses
Lease operating expense
Insurance expense	7,096	7,462	8,814	6,543	6,376
Workover and maintenance	12,805	6,653	17,251	4,121	4,105
Direct lease operating expense	54,233	56,918	59,557	54,593	33,965
Total lease operating expense	74,134	71,033	85,622	65,257	44,446
Production taxes	1,174	2,174	1,205	721	716
Gathering and transportation	3,395	6,153	6,868	4,809	801
DD&A	87,568	84,803	85,179	91,301	62,922
General and administrative	22,147	19,321	17,553	23,155	15,786
Other – net	14,174	(684)	7,730	9,288	4,710
Total operating expenses	202,592	182,800	204,157	194,531	129,381
Operating income	$137,986	$102,083	$78,624	$64,105	$44,572
Sales volumes per day
Natural gas (MMcf)	72.8	77.0	83.0	84.6	53.7
Crude oil (MBbls)	30.6	28.0	28.3	27.3	20.4
Total (MBOE)	42.7	40.8	42.1	41.4	29.4
Percent of sales volumes from crude oil	72%	69%	67%	66%	70%
Average sales price
Natural gas per Mcf	$3.23	$3.97	$4.22	$4.23	$3.70
Hedge gain per Mcf	1.43	1.39	1.37	1.28	1.85
Total natural gas per Mcf	$4.66	$5.36	$5.59	$5.51	$5.55
Crude oil per Bbl	$108.80	$97.11	$105.12	$94.94	$83.14
Hedge gain (loss) per Bbl	1.17	(1.11)	(11.53)	(6.67)	(5.18)
Total crude oil per Bbl	$109.97	$96.00	$93.59	$88.27	$77.96
Total hedge gain (loss) per BOE	$3.27	$1.86	$(5.05)	$(1.78)	$(0.23)
Operating revenues per BOE	$86.67	$75.91	$73.85	$69.46	$64.34
Operating expenses per BOE
Lease operating expense
Insurance expense	1.81	1.99	2.30	1.76	2.36
Workover and maintenance	3.26	1.77	4.51	1.11	1.52
Direct lease operating expense	13.80	15.17	15.55	14.66	12.56
Total lease operating expense	18.87	18.93	22.36	17.53	16.44
Production taxes	0.30	0.58	0.31	0.19	0.26
Gathering and transportation	0.86	1.64	1.79	1.28	0.29
DD&A	22.28	22.60	22.24	24.52	23.27
General and administrative	5.64	5.15	4.58	6.22	5.84
Other – net	3.60	(0.18)	2.01	2.49	1.74
Total operating expenses	51.55	48.72	53.29	52.23	47.84
Operating income per BOE	$35.12	$27.19	$20.56	$17.23	$16.50

Conference Call Tomorrow, Feb. 2, at 9 a.m. CDT, 3 p.m. London Time

Energy XXI will host its fiscal second-quarter conference call tomorrow, Feb. 2, at 9 a.m. CST (3 p.m. London time). The dial-in numbers are 1 (631) 813-4724 (U.S.) and (0) 80 0032 3836 (U.K.), and the confirmation code is 43357511.  For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.EnergyXXI.com.

Forward-Looking Statements
All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations adheres to the standard set by the Society of Petroleum Engineers. Bobby Poirrier Jr., Vice President of Corporate Development, a Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  Seymour Pierce is Energy XXI’s listing broker in the United Kingdom.  To learn more, visit the Energy XXI website at www.EnergyXXI.com.

GLOSSARY

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

MMcf/d – million cubic feet of gas per day.

Net Pay – cumulative hydrocarbon-bearing formations.

NRI, Net Revenue Interest – the percentage of production revenue allocated to the working interest after first deducting proceeds allocated to royalty and overriding interest.

TD – target total depth of a well.

WI, Working Interest – the interest held in lands by virtue of a lease, operating agreement, fee title or otherwise, under which the owner of the interest is vested with the right to explore for, develop, produce and own oil, gas or other minerals and bears the proportional cost of such operations.

Workover / Recompletion – operations on a producing well to restore or increase production. A workover or recompletion may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Enquiries of the Company

Energy XXI
Stewart Lawrence
Vice President, Investor Relations and Communications
713-351-3006
slawrence@energyxxi.com
Greg Smith
Director, Investor Relations
713-351-3149
gsmith@energyxxi.com

Seymour Pierce
Jonathan Wright – Corporate Finance
Richard Redmayne – Corporate Broking
Tel: +44 (0) 20 7107 8000

Pelham Bell Pottinger
James Henderson
jhenderson@pelhambellpottinger.co.uk
Mark Antelme
mantelme@pelhambellpottinger.co.uk
+44 (0) 20 7861 3232